                          RECORDKEEPING AND INVESTMENT
                              ACCOUNTING AGREEMENT

    The parties to this Agreement are Security Management Company, LLC, ("Security Management"), a Kansas Corporation, having its principal place of business at __________ on behalf of SECURITY INCOME FUND (the "TRUST") and SECURITY CAPITAL PRESERVATION FUND (the "FUND"), a series of the Trust, and BANKERS TRUST COMPANY ("BANKERS"), a New York banking corporation, having its principal place of business at 130 Liberty Street, New York, NY 10006. This Agreement is made effective as of _______________, 1999.

                                     WITNESS

    WHEREAS, the Trust is registered as an "investment company" under the Investment Company Act of 1940 (the "1940 Act") and the Fund is a duly authorized series of the Trust; and

    WHEREAS, Bankers performs certain investment accounting and recordkeeping services on a computerized accounting system (the "Portfolio Accounting System") in connection with maintaining certain accounting records of the Fund;

    WHEREAS, Security Management desires to appoint Bankers as recordkeeping and investment accounting sub-agent for the Fund, and Bankers is willing to accept such appointment;

    NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF INVESTMENT ACCOUNTING AND RECORDKEEPING SUB-AGENT. Security Management hereby constitutes and appoints Bankers as investment accounting and recordkeeping sub-agent for the Fund to perform accounting and recordkeeping functions related to portfolio transactions required of the Fund under Rule 31a-1 of the 1940 Act and to calculate the net asset value of the Fund.

2. REPRESENTATIONS AND WARRANTIES OF SECURITY MANAGEMENT. Security Management hereby represents, warrants and acknowledges to Bankers:

    (a) That it is a corporation duly organized and existing and in good standing under the laws of Kansas;

    (b) That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into this Agreement; that it has taken all requisite action necessary to appoint Bankers as investment accounting and recordkeeping sub-agent for Fund; that this Agreement has been duly executed and delivered by Security Management on behalf of the Fund; and that this Agreement constitutes a legal, valid and binding obligation of Security Management, enforceable in accordance with its terms; and

    (c)  That  it  has  determined  to  its  satisfaction   that  the  Portfolio
         Accounting System is appropriate and suitable for its needs.

3. REPRESENTATIONS AND WARRANTIES OF BANKERS. Bankers hereby represents, warrants and acknowledges to Security Management:

    (a) That it is a New York banking corporation duly organized and existing and in good standing under the laws of the State of New York;

    (b) That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by Bankers; and that this Agreement constitutes a legal, valid and binding obligation of Bankers, enforceable in accordance with its terms; and

    (c) That the accounts and records maintained and preserved by Bankers shall be the property of the Fund and that it will not use any information made available to it under the terms hereof for any purpose other than complying with its duties and responsibilities hereunder or as specifically authorized by the Fund in writing.

4.  DUTIES AND RESPONSIBILITIES OF THE FUND.

    (a) Fund shall turn over to Bankers all of Fund's accounts and records previously maintained, if any.

    (b) Fund shall provide to Bankers the information necessary to perform Bankers' duties and responsibilities hereunder in a written or printed instrument, or an electronic equivalent acceptable to Bankers, prior to the close of the New York Stock Exchange on each day on which Bankers prices the Funds' securities and foreign currency holdings.

    (c) Fund shall furnish Bankers with the declaration, record and payment dates and amounts of any dividends or income and any other special actions required concerning the securities in the portfolio when such information is not readily available from generally accepted securities industry services or publications.

    (d) Fund shall pay to Bankers such compensation at such time as may from time to time be agreed upon in writing by Bankers and Fund. The initial compensation schedule is attached as Exhibit A.

    (e) Fund shall provide to Bankers, as conclusive proof of any fact or matter required to be ascertained from Fund as reasonably determined by Bankers, a certificate signed by Fund's president or other officer of Fund, or other authorized individual, as reasonably requested by Bankers. Fund shall also provide to Bankers instructions with respect to any matter concerning this Agreement requested by Bankers. Bankers may rely upon any instruction or information furnished by any person reasonably believed by it to be an officer or agent of Fund, and shall not be held to have notice of any change of authority of any such person until receipt of written notice thereof from Fund.

    (f) Fund shall preserve the confidentiality of the Portfolio Accounting System and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Portfolio Accounting System and the business of Bankers (collectively, "Confidential Information"). Fund shall not voluntarily disclose such Confidential Information to any other person other than its own employees or agents who reasonably have a need to know such information pursuant to this Agreement. Fund shall return all such Confidential Information to Bankers upon termination or expiration of this Agreement.

    (g) If Bankers shall provide Fund direct access to the computerized recordkeeping and reporting system used hereunder or if Bankers and Fund shall agree to utilize any electronic system of communication, Fund shall be fully responsible for any and all consequences of the use or misuse of the terminal device, passwords, access instructions and other means of access to such system(s) which are utilized by, assigned to or otherwise made available to the Fund. Fund agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of such system(s). Bankers shall be fully protected in acting hereunder upon any instructions, communications, data or other information received by Bankers by such means as fully and to the same effect as if delivered to Bankers by written instrument signed by the requisite authorized representative(s) of the Fund.

5.  DUTIES AND RESPONSIBILITIES OF BANKERS.

    (a) Bankers shall calculate Fund's net asset value in accordance with Fund's registration statement and applicable regulations.

    (b) With the direction of Fund, or Fund's accountants, or other advisors, Bankers shall prepare and maintain, in complete, accurate, and current form, all accounts and records necessary as a basis for calculation of Fund's net asset value, and shall preserve such records in the manner and for the periods required by law or for such longer period as the parties may agree upon in writing.

    (c) Bankers shall make available to Fund for inspection or reproduction within a reasonable time, upon demand, all accounts and records of Fund maintained and preserved by Bankers.

    (d) Bankers shall be entitled to rely conclusively on the completeness and correctness of any and all accounts and records turned over to it by Fund.

    (e) Bankers shall assist Fund's independent accountants, or upon approval of Fund or upon demand, any regulatory body, in any requested review of Fund's accounts and records maintained by Bankers but shall be reimbursed by Fund for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Inspections conducted by the Securities and Exchange Commission shall be considered routine.

    (f) Bankers shall respond to reasonable requests for information from Fund books and records maintained by Bankers. Reasonable requests include information necessary for Fund to prepare tax returns, questionnaires, periodic reports to shareholders and other such other reports as Fund and Bankers shall agree upon from time to time.

    (g) Bankers shall not have any responsibility hereunder to Fund, Fund's shareowners or any other person or entity for moneys or securities of Fund, whether held by Fund or Fund's custodians.

6.  INDEMNIFICATION.

    (a) Fund shall indemnify and hold Bankers harmless from and against any and all costs, expenses, losses, damages, charges, reasonable counsel fees, payments and liabilities which may be asserted against or incurred by Bankers, or for which it may be liable, arising out of or attributable to:

         1.   Bankers' action or omission to act pursuant hereto, except for any
              loss  or  damage   arising  from  any  negligent  act  or  willful
              misconduct of Bankers.

         2. Bankers' payment of money as requested by Fund, or the taking of any action which might make Bankers liable for payment of money; provided, however, that Bankers shall not be obligated to expend its own moneys or to take any such action except in Bankers' sole discretion.

         3. Bankers' action or omission to act hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed.

         4. Bankers' action or omission to act in good faith reliance on the advice or opinion of counsel acceptable to both the Fund and Bankers.

         5. Banker's action or omission to act in good faith reliance on statements of counsel to the Fund, the Fund's independent accountants, and the Fund's officers or other authorized individuals provided by Fund resolution.

         6. The legality of the issue, sale or purchase of any shares of the Fund, the sufficiency of the purchase or sale price, or the declaration of any dividend by the Fund, whether paid in cash or stock.

         7. Any error, omission, inaccuracy or other deficiency in Fund's accounts and records or other information provided by or on behalf of Fund to Bankers, or the failure of the Fund to provide, or provide in a timely manner, the information needed by Bankers to perform its functions.

         8. The Fund's refusal or failure to comply with the terms of this Agreement, the Fund's negligence or willful misconduct in connection with the performance of its duties hereunder, or the failure of any representation of the Fund hereunder to be and remain true and correct in all respects at all times.

         9. The use or misuse, whether authorized or unauthorized, of the Portfolio Accounting System or other computerized recordkeeping and reporting system to which Bankers provides Fund direct access hereunder or of any other electronic system of communication used hereunder by Fund or by any person who acquires access to such system(s) through the terminal device, passwords, access instruction or other means of access to such system(s) which are utilized by, assigned to or otherwise made available to the Fund, except to the extent attributable to any negligence or willful misconduct by Bankers.

    (b) Bankers shall indemnify and hold Fund harmless from and against any and all costs, expenses, losses, damages, charges, reasonable counsel fees, payments and liabilities which may be asserted against or incurred by Fund or for which it may be liable, arising out of or attributable to:

         1. Bankers' refusal to comply with the terms of this Agreement or the failure of any representation or warranty of Bankers hereunder to be and remain true and correct in all respects at all times.

         2. Any negligent or willful misconduct of Bankers, including direct losses occasioned by the negligent error of Bankers in calculating the Fund's net asset value; provided, however, that the Fund shall accept Bankers' offer to minimize or eliminate any resulting monetary damages by employing such alternatives as reprocessing fund shareowner transaction, which alternative shall be done at the reasonable expense of Bankers.

         3. The failure of Bankers to comply with applicable law in connection with the performance of its duties hereunder.

    (c) In no event shall Bankers or Fund be liable for consequential, special or punitive damages.

7. FORCE MAJEURE. Bankers shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

8. PROCEDURES. Bankers and Fund may from time to time adopt procedures as they agree upon, and Bankers may conclusively assume that any procedure approved or directed by Fund or its accountants or other advisors does not conflict with or violate any requirements of Fund's prospectus, charter or declaration of trust, bylaws, any applicable law, rule or regulation, or any order, decree or agreement by which the Fund may be bound.

9. TERM AND TERMINATION. The initial term of this Agreement shall be a period of one year commencing on the effective date hereof. This Agreement shall continue thereafter until terminated by either party by notice in writing received by the other party not less than ninety (90) days prior to the date upon which such termination shall take effect. Upon termination of this
    Agreement:

    (a)  Fund shall pay to Bankers its fees and compensation due hereunder.

    (b) Fund shall designate a successor (which may be Fund) by notice in writing to Bankers on or before the termination date.

    (c) Bankers shall deliver to the successor, or if none has been designated, to Fund, at Bankers' office, all records, funds and other properties of Fund deposited with or held by Bankers hereunder. In the event that neither a successor nor Fund takes delivery of all records, funds and other properties of Fund by the termination date, Bankers' sole obligation with respect thereto from the termination date until delivery to a successor or Fund shall be to exercise reasonable care to hold the same in custody in its form and condition as of the termination date, and Bankers shall be entitled to reasonable compensation therefor, including but not limited to all of its out-of-pocket costs and expenses incurred in connection therewith.

10. NOTICES. All notices, requests, instructions and other writings shall be deemed to have been properly given hereunder if addressed as follows:

          If to the Fund:

          _______________________________
          _______________________________
          Attention: ____________________

          If to Bankers Trust Company

          One South Street
          Baltimore, MD  21202
          Attention: Brian W. Wixted

          or to such other address as a party may designate, in writing, to each other party.

11. MISCELLANEOUS.

    (a) This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of New York, without reference to the choice of laws principles thereof.

    (b) All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

    (c) The representations and warranties and the indemnification extended hereunder, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

    (d) The confidentiality provisions of Sections 4.F., 4.G., 4.H. shall continue after and survive the expiration, termination or cancellation of this Agreement.

    (e) No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

    (f) The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

    (g) The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

    (h) This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    (i) If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and every provision of this Agreement shall remain in full force and effect and shall remain enforceable to the fullest extent permitted by applicable law.

    (j) This Agreement may not be assigned by either party hereto without the prior written consent of the other. The parties hereby consent to the acquisition of Bankers by Deutsche Bank AG or an affiliate of Deutsche Bank AG.

    (k) Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Fund and Bankers.

    (l) Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

    (m) Notice is hereby given that a copy of Trust's declaration of trust and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of Trust and shall not be binding upon any trustee, officer or shareholder of Trust individually.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective and duly authorized officers, to be effective as of the day and year first above written.

                                            BANKERS TRUST COMPANY

                                            By:
                                               -----------------------------
                                            Title: [                ]

                                            SECURITY MANAGEMENT COMPANY, LLC

                                            By:
                                               -----------------------------
                                            Title: [                ]

                                            SECURITY INCOME FUND

                                            By:
                                               -----------------------------
                                            Title: [                ]

                                            SECURITY CAPITAL PRESERVATION FUND

                                            By:
                                               -----------------------------
                                            Title: [                ]

                                    EXHIBIT A

                                      FEES


For one fund and one class of that fund              $10,000.00

For each additional class                            $ 2,000 00.